UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2009

NEENAH PAPER, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32240	20-1308307
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

3460 Preston Ridge Road
Alpharetta, Georgia 30005
(Address of principal executive offices, including zip code)

(678) 566-6500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On May 8, 2009, Neenah Paper, Inc. (the “Company”) announced its plan to permanently close its fine paper mill located in Ripon, California (the “Ripon Mill”).  The Ripon Mill currently has one paper machine with an annual capacity of approximately 35,000 tons and its operations are expected to be phased out over the next two months.  Production previously made at the Ripon Mill is expected to be absorbed by the Company’s other premium fine paper mills. The decision to close the Ripon Mill reflects the Company’s strategy to drive consolidation in the premium fine paper category through leading brands and a cost efficient manufacturing platform.

The closure is expected to result in a pre-tax charge to earnings of approximately $17 million in the second quarter, comprised of $6 million in non-cash charges and $11 million related to cash payments for contract terminations, severances and other employee costs.  The Company currently expects approximately $7 million of this amount to be paid in 2009, with remaining payments in 2010 and beyond.   These amounts are preliminary estimates, and the actual amounts and timing of such costs may vary materially as the closure plans are finalized and implemented.

Certain statements in this document may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this document that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect the Company’s beliefs and assumptions and are based on information currently available to management, and are subject to risks and uncertainties that could cause actual results to differ materially including, but not limited to: (i) worldwide economic conditions, which have deteriorated significantly in the U.S., Germany and many other countries and regions, (ii) significant capital and credit market volatility and deterioration, (iii) U.S. dollar/Euro and other exchange rates, (iv) changes in prices for pulp, energy, latex and other raw materials, (v) the cost or availability of raw materials, (vi) unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations, (vii) the ability of the company to realize anticipated cost savings; (vii) potential unforeseen costs, issues or delays impacting the plant closing. These and other factors that could cause or contribute to actual results differing materially from any forward-looking statements are discussed in more detail in the Company’s other filings with the Securities and Exchange Commission.  Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. The Company cautions investors that any forward-looking statements it makes are not guarantees or indicative of future performance.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated May 8, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)

Date: May 8, 2009	/s/ Steven S. Heinrichs
Steven S. Heinrichs
Senior Vice President, General Counsel and Secretary